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                                                                      Exhibit 99

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

         Neoware Board of Directors Names Michael Kantrowitz its Chairman

         KING OF PRUSSIA, Pa., September 30, 2002 -- Neoware Systems, Inc. (NASDAQ: NWRE), the leading supplier of award-winning software, services, and solutions for the Appliance Computing market, today announced that Michael Kantrowitz, the Company's President and Chief Executive Officer, has been named to the additional post of Chairman of the Board of Directors, effective October 1, 2002. Mr. Kantrowitz, who will remain as President and CEO, succeeds Arthur Spector, who has been Chairman of the Company since its inception.

         "Mike has been the key architect of Neoware's growth over the past two years, and along with his team, has transformed this Company into the recognized leader in the Appliance Computing market," stated Arthur Spector, the current Chairman of the Company's Board. "In naming Mike its Chairman, the Board wanted to acknowledge his important role in the Company's significant achievements."

         After stepping down as Chairman on October 1, Mr. Spector will continue to serve on the Company's Board for the remainder of his term. Mr. Spector and Mr. Carl Sempier, both of whom were originally associated with ISAC, a venture capital-backed company with which the Company merged in 1995, will not stand for re-election to Neoware's Board of Directors at the Company's next annual meeting, scheduled for December 2002.

         "Arthur's contributions to the Company have been significant, and we greatly appreciate his years of service as Chairman of the Board," stated Michael Kantrowitz, Neoware's President and CEO. "His leadership of the Board, and Carl's thoughtful and experienced advice, have been invaluable to Neoware. As our business continues to grow, this is an excellent time for Neoware to bring similarly talented and seasoned individuals to our Board of Directors."

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

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         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our recruitment of talented and seasoned directors; the continued growth of our business, our position as the leading supplier of software, products, services and solutions for the Appliance Computing market; and the benefits of our business model. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to identify qualified directors to fill the vacancies, our ability to continue to lower our costs, our timely development and customers' acceptance of our Appliance Computing products, including acceptance by IBM and NCD customers, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2002.

         Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.